Exhibit 99.1

FOR IMMEDIATE RELEASE

COMPUTER HORIZONS BOARD MEMBER L. WHITE MATTHEWS III
RESIGNS TO DEVOTE TIME TO OTHER BUSINESS COMMITMENTS

Mountain Lakes, NJ – September 12, 2005 – Computer Horizons Corp. (CHC) (NASDAQ: CHRZ) today announced that L. White Matthews III has notified the Company of his intention to resign from the CHC Board of Directors effective immediately in order to devote more time to other business commitments.  Mr. Matthews has been a member of the Board since 2004.

The announcement was not unexpected because, in connection with the negotiation of the proposed merger with Analysts International, Mr. Matthews was one of two directors who had voluntarily agreed to step down from the Board and would not have been a director of the combined company had the merger been consummated.  In anticipation of the approval and completion of the proposed merger, Mr. Matthews reorganized his professional commitments including accepting a position on another Board.

Commenting on his resignation, Mr. Matthews said, “I will miss my association with Computer Horizons, its management and my fellow directors.  I wish them well.”

“On behalf of CHC’s Board, management and employees, I would like to thank White Matthews for his hard work and dedication to Computer Horizons,” said CHC Board Chairman Earl L. Mason. “White has been an outstanding director and we will miss his wise counsel. We wish him well in his future endeavors.”

About Computer Horizons Corp.

Computer Horizons Corp. (‘CHC’) (NASDAQ: CHRZ) provides professional information technology (IT) services to a broad array of vertical markets, such as financial services, healthcare, pharmaceutical, telecom, consumer packaged goods, as well as the federal government, through its wholly-owned subsidiary, RGII Technologies, Inc.

CHC’s wholly-owned subsidiary, Chimes, uses its proprietary technology to enable its Global 2000 customer base to align and integrate business planning with human resource management across an enterprise’s business functions.  For more information on Computer Horizons, visit www.computerhorizons.com.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

CHC, together with the other Participants (as defined below), has made a preliminary filing with the SEC of a proxy statement and accompanying proxy card to be used to solicit votes against a proposal to remove and replace CHC’s existing Board of Directors at a special meeting of shareholders scheduled to be held on October 11, 2005 (the “Special Meeting”).

CHC STRONGLY ADVISES ALL CHC SHAREHOLDERS TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS RELATING TO THE SPECIAL MEETING AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT  HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY MATERIALS, WITHOUT CHARGE, UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, MORROW & CO., INC. AT ITS TOLL-FREE NUMBER: (800) 607-0088 OR BY E-MAIL AT: CHC.INFO@MORROWCO.COM.  BANKS AND BROKERS SHOULD CALL (800) 654-2468.

THE PARTICIPANTS IN THE PROXY SOLICITATION ARE EARL L. MASON, WILLIAM J. MURPHY, WILLIAM M. DUNCAN, ERIC P. EDELSTEIN, WILLIAM M. MARINO, EDWARD OBUCHOWSKI, MICHAEL J. SHEA, DAVID REINGOLD, MICHAEL C. CAULFIELD AND LAUREN A. FELICE (THE  “PARTICIPANTS”).  INFORMATION REGARDING THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IS AVAILABLE IN CHC’S PRELIMINARY SCHEDULE 14A FILED WITH THE SEC ON AUGUST 24, 2005, AS SUBSEQUENTLY AMENDED ON SEPTEMBER 9, 2005.

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,”“plan,” “potential,” “continue” or similar expressions. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements included in this communication are based on information available to Computer Horizons and Analysts on the date hereof. Computer Horizons and Analysts undertake no obligation (and expressly disclaim any such obligation) to update forward-looking statements made in this communication to reflect events or circumstances after the date of this communication or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

Corporate Contacts:	David Reingold/ Lauren Felice	Media:	Steve Silva/Eric Brielmann

	Computer Horizons Corp.		Joele Frank, Wilkinson Brimmer Katcher

	(973) 299-4105/ 4061		(212) 355-4449

	dreingol@computerhorizons.com/		ssilva@joelefrank.com/

	lfelice@computerhorizons.com		ebrielman@joelefrank.com

# # #